                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    CAPITAL CORP OF THE WEST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                     NA
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement):

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1) or 14a-6(j)(2).
/ / $500 per each Party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

/ / Set forth the amount on which the filing fee is calculated and state how it was determined:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                            CAPITAL CORP OF THE WEST
                              550 WEST MAIN STREET
                                MERCED, CA 95340
                                 APRIL 10, 1998

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Capital Corp of the West (the "Company") to consider and vote upon (1) a proposal to elect three directors; (2) such other business as may properly come before the meeting.

    The meeting will take place at 7:00 p.m. local time on Tuesday, May 12, 1998, at the Central Presbyterian Church's Hoffmeister Center, 1920 Canal Street (20th & Canal), Merced, California.

    Enclosed are the Secretary's Notice of this meeting, a Proxy Card, a Proxy Statement describing the proposals, and a return envelope. Also enclosed is a copy of the Company's 1997 Annual Report to shareholders.

    We encourage you to attend this meeting. Whether or not you are able to attend, please complete, date, sign, and return promptly the enclosed Proxy Card so that your shares will be represented at the meeting. I look forward to seeing you on May 12th.

                                          Very truly yours,

                                                    [LOGO]

                                          Thomas T. Hawker
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            CAPITAL CORP OF THE WEST
                                 APRIL 10, 1998
                            MERCED, CALIFORNIA 95341

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    The Annual Meeting of the Shareholders of Capital Corp of the West ("Capital Corp") will be held on Tuesday, May 12, 1998, at 7:00 p.m. local time at the Central Presbyterian Church's Hoffmeister Center (20th & Canal), 1920 Canal Street, Merced, California. The meeting will be held for the following purposes:

    1.  To elect three directors;

    2. To act upon such other matters as may properly come before such meeting or any adjournment thereof.

    Holders of common stock of Capital Corp of record at the close of business on March 26, 1998, are entitled to notice and to vote at the meeting. The three candidates for directors who receive the highest number of votes will be elected.

    YOUR VOTE IS IMPORTANT. Please sign and date the enclosed proxy card and return it promptly in the envelope provided, whether or not you plan to attend the meeting. This Proxy Statement is being distributed by, and the enclosed proxy is solicited on behalf of the Board of Directors of Capital Corp. The Board of Directors recommends a vote FOR the election of the nominees for director.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          Sheri Comstock
                                          CORPORATE SECRETARY

                            CAPITAL CORP OF THE WEST
                              550 WEST MAIN STREET
                                MERCED, CA 95340
                                 (209) 725-2269

                            ------------------------

                     THE ANNUAL MEETING OF SHAREHOLDERS OF
                                  CAPITAL CORP

                            ------------------------

                          INFORMATION CONCERNING PROXY

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Corp of the West ("Capital Corp" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders of Capital Corp (the "Meeting") and any adjournments or postponements thereof. At the Meeting, the shareholders of Capital Corp will be asked to (1) elect three directors; and
(2) act upon such other matters as may properly come before such meeting or any adjournment thereof.

    This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 10, 1998.

                               VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETING

    The Meeting will be held on May 12, 1998, at 7:00 p.m. at the Central Presbyterian Church's Hoffmeister Center, 1920 Canal Street (20th & Canal), Merced, California.

RECORD DATE AND VOTING RIGHTS

    Only holders of record of Capital Corp common stock at the close of business on March 26, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were approximately 2,800 shareholders of record and 4,381,975 shares of Capital Corp common stock outstanding and entitled to vote. Directors and executive officers of Capital Corp and their affiliates owned beneficially as of the Record Date an aggregate of 379,415 shares of Capital Corp common stock (including shares subject to vested options), or approximately 8.2% of the outstanding Capital Corp common stock.

    Each shareholder is entitled to one vote for each share of common stock he or she owns. The three nominees receiving the greatest number of votes will be elected for a three-year term. Broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of directors.

VOTING BY PROXY; REVOCABILITY OF PROXIES

    Shareholders may use the enclosed proxy card if they are unable to attend the Meeting in person or wish to have their shares voted by proxy even if they attend the Meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the Meeting in accordance with the instructions indicated thereon or, if no direction is indicated, for the election of management's nominees as directors. The execution of a proxy will not affect the right of a shareholder to attend the Meeting and vote in person. A person who has given a proxy may revoke it any time before it is exercised at the Meeting by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

ADJOURNMENTS

    The Meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the Meeting in person or by proxy. In the absence of a quorum at the Meeting, no other business may be transacted at the Meeting.

    Notice of the adjournment of the Meeting need not be given if the time and place thereof are announced at the Meeting, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each shareholder of record entitled to vote at the Meeting. At an adjourned Meeting, any business may be transacted which might have been transacted at the original Meeting.

SOLICITATION OF PROXIES

    The proxy relating to the Meeting is being solicited by the Board of Directors of Capital Corp. Capital Corp will pay the cost of printing and distributing this Proxy Statement. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Capital Corp common stock beneficially owned by others to forward to such beneficial owners. Capital Corp may reimburse such persons representing beneficial owners of their respective shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Capital Corp, who will not be additionally compensated therefor.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

    The Bylaws of Capital Corp provide that the number of directors of Capital Corp may be no less than six and no more than twelve. The exact number of directors within this range may be changed by action of the Board of Directors or the shareholders. The number of directors is currently fixed at ten.

                             NOMINEES FOR DIRECTOR

    The Board of Directors is classified into three classes with staggered three-year terms. In 1996, Class I Directors were elected for an initial one-year term; Class II Directors were elected for an initial two-year term; and Class III Directors were elected for an initial three-year term. The three persons named below will be nominated for election as Class II Directors to serve until the Annual Meeting in the year 2001 and until their successors are duly elected and qualified. The three candidates receiving the greatest number of votes will be elected for respective three-year terms. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

                                Jack F. Cauwels
                                John D. Fawcett
                                Thomas T. Hawker

    The following table provides information with respect to each person nominated and recommended to be elected by the current Board of Directors of Capital Corp, as well as existing directors of Capital Corp whose terms do not expire at the time of the Meeting. Reference is made to the section entitled "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership of the nominees.

NAME/CLASS                            AGE      DIRECTOR SINCE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
--------------------------------      ---      ---------------  ----------------------------------------------------------
Lloyd H. Ahlem, I...............          68           1995     Psychologist

Dorothy L. Bizzini, I...........          63           1992     Owner, Bizzini Real Estate, Co-owner Atwater Veterinary
                                                                  Clinic

Jerry E. Callister, I...........          55           1991(1)  Partner, Callister & Hendricks, Inc., a law firm, and
                                                                  Chairman and Secretary of Pacific Color Nurseries, a
                                                                  wholesale nursery

Jack F. Cauwels, II.............          64           1977     Consultant, Interwest Group

John D. Fawcett, II.............          49           1995     President, Fawcett Farms, Inc.

Thomas T. Hawker, II............          55           1991     President/CEO, Capital Corp and County Bank

Robert E. Holl, III.............          56           1977     Owner, Bob Holl Sheet Metal, an air conditioning
                                                                  contractor

Bertyl W. Johnson, III..........          66           1977     Tree crop farmer and nut processor

Tapan Munroe, III...............          62           1996     Chief Economist, Pacific Gas & Electric Company

James W. Tolladay, III..........          66           1991     President, Tolladay, Fremming & Parson, a civil
                                                                  engineering consulting firm

------------------------

(1) Previously served on Board of Directors from 1977 to 1985.

    No family relationships exist among any of the directors or executive officers of the Company.

    No director or person nominated or chosen by the Board of Directors to become a director of the Company is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

RECOMMENDATION OF MANAGEMENT

    THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE THREE NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND
QUALIFIED: JACK F. CAUWELS, JOHN D. FAWCETT, THOMAS T. HAWKER. IF NO INSTRUCTIONS IS GIVEN THE BOARD OF DIRECTORS INTENDS TO VOTE FOR EACH NOMINEE LISTED.

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

    For 1997, the Capital Corp Board of Directors held 12 regularly scheduled and 4 special meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board on which they served (during the period for which they served).

    The Executive Committee functions as the Compensation Committee. Ahlem (Chairman), Callister, Fawcett, and Johnson are members of the Executive Committee, and Hawker is a non-voting member as it relates to compensation matters. During 1997, the Executive Committee held a total of 11 meetings. The primary function of the Executive Committee is to act as an vehicle for communication between the Board and the President and Chief Executive Officer. It also establishes compensation for the Chief Executive Officer and evaluates and recommends to the Board compensation for other executive officers of Capital Corp upon the recommendation of the Chief Executive Officer.

    The Company does not have a standing Audit Committee. The entire Board of Directors performs the functions of an Audit Committee.

    The Company does not have a Nominating Committee. The entire Board of Directors performs the functions of a nominating committee.

    During 1997, non-employee directors received $200 per meeting for their attendance at regular Board meetings, $300 per meeting for attendance at special Board meetings, $165 per committee meetings, a $400 monthly retainer fee, and a $50 monthly car allowance. The Chairman of the Board receives $600 per month in addition to fees received for attendance at Board and Committee meetings. Employee directors and Committee members do not receive fees. Capital Corp paid a total of $129,595 in directors' fees during 1997.

                       EXECUTIVE OFFICERS OF CAPITAL CORP

    Set forth below is certain information with respect to each of the executive officers of Capital Corp.

                                                                                                                 EXECUTIVE
                                                                                                                  OFFICER
NAME                                    AGE                          POSITIONS AND OFFICES                         SINCE
----------------------------------      ---      -------------------------------------------------------------  -----------
Thomas T. Hawker..................          55   President, Chief Executive Officer and Director                      1991

Janey Boyce.......................          37   Senior Vice President and Chief Financial Officer                    1992

    Set forth below is certain information with respect to the executive officers of subsidiaries of Capital Corp.

                                                                                                                 EXECUTIVE
                                                                                                                  OFFICER
NAME                                  AGE                           POSITIONS AND OFFICES                          SINCE
--------------------------------      ---      ---------------------------------------------------------------  -----------
Carol L. Wix....................          61   Executive Vice President and Chief Operating Officer, County           1992
                                                 Bank

Michael D. Wells................          42   Senior Vice President and Chief Credit Officer, County Bank            1996

Robert W. Perry.................          48   President/CEO, Town & Country                                          1997

    A brief summary of the background and business experience of the executive officers of Capital Corp and its subsidiaries is set forth below.

    THOMAS T. HAWKER became County Bank's President and Chief Executive Officer in 1991 and President and Chief Executive Officer of Capital Corp in 1995. Prior to that he served as President and Chief Executive Officer of Concord Commercial Bank from 1986 to 1991.

    JANEY E. BOYCE became County Bank's Chief Financial Officer in 1992 and Capital Corp's Senior Vice President and Chief Financial Officer in 1995. Prior to that she served as the Bank's controller since 1989 and in other capacities since 1984.

    CAROL L. WIX became County Bank's Chief Operating Officer in 1996 and Executive Vice President and Chief Credit Officer in 1994 prior to this she served as Senior Vice President and Chief Credit Officer to the Bank from 1992 to 1994. Prior to that she served as Regional Vice President and Manager of First National Bank of Central California and as the Executive Vice President and Senior Loan Officer of Pajaro Valley Bank, which merged with First National in 1991, from 1982 to 1992.

    MICHAEL D. WELLS became County Bank's Senior Vice President and Chief Credit Officer in August 1996. He served as the Bank's Vice President, Credit Administration since October 1994. Prior to that he served as Senior Vice President of Country National Bank and in various banking positions for over 20 years.

    ROBERT W. PERRY became Town & Country's President/CEO in August, 1997. He served as the Chief Banking Officer of County Bank from December 1994 until August 1997. Prior to that he served as the Bank's Vice President, Senior Branch Manager since March of 1993 and as the Los Banos Manager since 1989. Prior to that he worked as a branch manager for First Interstate Bank for six years and for ten years in various other positions with First Interstate Bank.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the number and percentage of shares beneficially owned (including shares subject to options exercisable currently or within 60 days of Record Date) by each nominee, as well as by each person who has been a director or executive officer of the Company since January 1, 1997.

                                                     BENEFICIALLY OWNED(1)
                                                    ------------------------
NAME OF BENEFICIAL OWNER                               AMOUNT          PERCENTAGE
--------------------------------------------------  ------------       -----
Lloyd H. Ahlem....................................        12,839(2)     *
Dorothy L. Bizzini................................        33,199(3)     *
Jerry E. Callister................................        19,175(4)     *
Jack F. Cauwels...................................        25,340(5)     *
John D. Fawcett...................................        10,583(6)     *
Thomas T. Hawker..................................        80,290(7)     1.7%
Robert E. Holl....................................        59,982(8)     1.3%
Bertyl W. Johnson.................................        63,982(9)     1.4%
Tapan Munroe......................................         6,586(10)    *
James W. Tolladay.................................        21,921(11)    *
All Directors and Executive Officers of Capital
  Corp as a group 14 in number....................       379,415        8.2%

------------------------

    The address for all persons is: Capital Corp of the West, 550 West Main St., P.O. Box 351, Merced, California 95341-0351.

* Indicates that the percentage of outstanding shares beneficially owned is less than one percent (1%).

(1) Includes shares beneficially owned ( including options exercisable within 60 days of the Record Date), directly and indirectly together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investing power with respect to such shares unless otherwise noted.

(2) Includes 7,406 shares held in the Ahlem Family Living Trust and 5,433 shares in stock options which are exercisable currently or within 60 days of March 26, 1998.

(3) Includes 6,672 shares held jointly with her spouse in the Atwater/Merced Veterinary Clinic Pension Fund; 18,454 shares held as trustee in the Bizzini Family Trust; and 8,073 shares in stock options which are exercisable currently or within 60 days of March 26, 1998.

(4) Includes 4,742 shares held as trustee in the Callister Family Trust and 14,433 shares in stock options which are exercisable currently or within 60 days of March 26, 1998.

(5) Includes 10,907 shares held as trustee in the Cauwels Family Trust and 14,433 shares in stock options which are exercisable currently or within 60 days of March 26, 1998.

(6) Includes 2,575 shares held individually; 2,575 shares held through Fawcett Farms, Inc.; and 5,433 shares of stock options which are exercisable currently or within 60 days of March 26, 1998.

(7) Includes 15,337 shares held individually; 3,075 shares held by his spouse; 1,539 shares held by his daughter; 2,621 shares held through ESOP; 7,093 in the company 401(k); and 50,625 shares of stock options which are exercisable currently or within 60 days of March 26, 1998.

(8) Includes 47,484 shares held in joint tenancy with his spouse and 12,498 shares of stock options which are exercisable currently or within 60 days of March 26, 1998.

(9) Includes 4,887 shares held individually in an IRA; 45,413 shares held in joint tenancy with spouse; 1,555 shares held individually by his spouse in an IRA; and 12,127 shares of stock options which are exercisable currently or within 60 days of March 26, 1998.

(10) Includes 1,992 shares held individually ; 1,050 shares held jointly with his spouse; and 3,544 shares of stock options which are exercisable currently or within 60 days of March 26, 1998.

(11) Includes 4,998 shares held individually in an IRA; 2,490 shares held jointly with his spouse as trustee; and 14,433 shares of stock options which are exercisable currently or within 60 days of March 26, 1998.

PRINCIPAL SHAREHOLDERS

    As of March 26, 1998, no individuals known to the Board of Directors of Capital Corp owned of record or beneficially five percent or more of the outstanding shares of common stock of Capital Corp, except as described below:

                                                                        NUMBER OF SHARES
                                                                          BENEFICIALLY     PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS                                                              OWNED        STOCK BENEFICIALLY OWNED
----------------------------------------------------------------------  -----------------  -------------------------
Capital Corp of the West ESOP ........................................        106,247                    6.1%
  P.O. Box 351,
  Merced, CA 95341

1867 Western Financial Corporation ...................................        490,434                  11.26%
  P.O. Box 1110
  Stockton, CA 95201-1110

Basswood Partners LP .................................................        226,756                   5.20%
  52 Forest Ave
  Parmus, NJ 07652

David L. Babson Inc. .................................................        222,500                   5.11%
  One Memorial Dr., Suite 1300
  Cambridge, MA 02142-1300

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

CASH COMPENSATION

    The following information is furnished with respect to the aggregate cash compensation paid to the Chief Executive Officer of Capital Corp and Chief Operating Officer of County Bank during 1997. No other executive officer of Capital Corp or its subsidiaries received aggregate cash compensation of $100,000 or more in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                ---------------------------------------
                                                   ANNUAL COMPENSATION
                                           -----------------------------------            AWARDS              PAYOUTS
                                                                     OTHER*     --------------------------  -----------
NAME AND                                                             ANNUAL      RESTRICTED                    LTIP
PRINCIPAL POSITION                YEAR       SALARY      BONUS    COMPENSATION  STOCK AWARDS     OPTIONS      PAYOUTS
------------------------------  ---------  ----------  ---------  ------------  -------------  -----------  -----------
Thomas T. Hawker, ............       1997  $  152,542  $  12,868   $    7,317            --            --           --
  President and CEO, Capital         1996  $  149,796  $  32,768   $   15,457            --            --           --
  Corp                               1995  $  147,406  $  36,000   $   15,675            --            --           --
Carol L. Wix, ................       1997  $   91,725  $   6,682   $    5,600            --            --           --
  COO, County Bank                   1996  $   89,896  $   7,984   $    4,942            --            --           --
                                     1995  $   84,212  $  13,200   $    4,747            --            --           --


NAME AND                            ALL OTHER
PRINCIPAL POSITION                COMPENSATION
------------------------------  -----------------
Thomas T. Hawker, ............             --
  President and CEO, Capital               --
  Corp                                     --
Carol L. Wix, ................             --
  COO, County Bank                         --
                                           --

------------------------

*   (Includes Company contributions to ESOP and 401(k) plans)

    In the interests of attracting and retaining qualified personnel, the Company furnishes to executive officers certain incidental personal benefits. The incremental cost to the Company of providing such benefits to Mr. Hawker and Ms. Wix did not, for the fiscal year ended December 31, 1997, exceed 10% of the compensation to either of them reported above.

    Pursuant to his employment contract effective March 1, 1997, through December 31, 2000, Mr. Hawker receives a base salary of $167,000, adjusted annually for cost of living allowances and other salary increases if approved, use of a Company-owned automobile, various forms of insurance benefits and participation in the Company's other compensation plans such as its incentive compensation program, 401(k) plan, stock option plan and ESOP plan. Pursuant to such employment contract, should Mr. Hawker be terminated for reasons other than "for cause," Mr. Hawker would receive a severance payment equal to one year's then-current salary. In addition, in the event of acquisition of Capital Corp, Mr. Hawker's employment contract will automatically terminate and Mr. Hawker will receive an acquisition payment equal to six month's then-current salary. Ms. Wix does not have an employment contract.

    In addition, Capital Corp provides Mr. Hawker and Ms. Wix with a salary continuation plan. This is a non-qualified executive benefit plan in which the Company has agreed to pay retirement benefits to them in return for continued satisfactory performance of the executives. It is an unfunded plan; the executive has no rights under the agreement beyond those of a general creditor of the Company. If the executive leaves the Company's employ, either voluntarily or involuntarily, the agreement terminates and the executive receives no benefits except those already vested. The Plan is informally linked with single premium universal life insurance policies. The Company is the owner and beneficiary of the policies.

    As of the date of this report, Mr. Hawker and Ms. Wix are 60% vested respectively in the retirement benefit payments. They shall become vested thereafter in an additional 10% of said payments for each full succeeding year of employment thereafter and be 100% vested on August 21, 2001 provided they have been continuously employed for ten full years. Mr. Hawker's benefits from this plan are $98,600 per year for a period of fifteen years. Ms. Wix's benefits from this plan are $50,400 per year for a period of fifteen years.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows the options granted in 1997 to each person who has been an executive officer of the Company since January, 1 1997.

                                                         % OF TOTAL
                                                           OPTIONS
                                                         GRANTED TO    EXERCISE OR
                                             OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION     5%(2)      10%(2)
NAME                                       GRANTED(1)    FISCAL YEAR     ($/SH)        DATE         ($)        ($)
-----------------------------------------  -----------  -------------  -----------  -----------  ---------  ----------
Thomas T. Hawker.........................      12,000          22.0%    $   12.25      3/01/07   $  92,447  $  234,280

------------------------

(1) Mr. Hawker's grant of stock options as set forth above reflects the three for two split which occurred in May, 1997.

(2) In accordance with applicable regulations, the potential realizable values shown represent the product of the market price at the time of grant multiplied by the sum of one plus the assumed stock appreciation rate compounded annually over the term of the option, less the exercise price, but without any discount to present value.

    The following table shows information about options and stock appreciation rights exercised in 1997 and the value of unexercised options held by persons included in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1997 OPTION VALUES

    The following table shows the stock options exercised in 1997 and the number and estimated value of the exercisable and those not yet exercisable for the Chief Executive Officer of Capital Corp and Chief Operating Officer of County Bank.

                                                                                                           VALUE OF
                                                                                       NUMBER OF          UNEXERCISED
                                                                                      UNEXERCISED        IN-THE-MONEY
                                                                                      OPTIONS AT       OPTIONS/ DECEMBER
                                                                                   DECEMBER 31, 1997       31, 1997
                                                                                   -----------------  -------------------
                                         SHARES ACQUIRED                             EXERCISABLE/        EXERCISABLE/
NAME                                     ON EXERCISE (#)     VALUE REALIZED ($)      UNEXERCISABLE       UNEXERCISABLE
-------------------------------------  -------------------  ---------------------  -----------------  -------------------
Thomas T. Hawker.....................          --                    --                50,625/7,200    $ 460,379/$59,375
Carol L. Wix.........................          --                    --                  17,842/985    $  164,533/$9,268

EMPLOYEE STOCK OWNERSHIP PLAN

    The Board of Directors of Capital Corp has established, under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, a qualified Employee Stock Ownership Plan ("ESOP") effective December 31, 1984. The purpose of the ESOP is to provide all eligible employees with an additional incentive to maximize their job performance by providing them with an opportunity to acquire or increase their proprietary interest in Capital Corp and to provide supplemental income upon retirement. The ESOP is designed primarily to invest Capital Corp's contributions in shares of Capital Corp's Common Stock. All assets of the ESOP are held in trust for the exclusive benefit of participants and are administered by a committee appointed by the directors of Capital Corp. However, each participant has the right to direct the trustees as to the manner in which those shares of Capital Corp's stock which are credited to the account of each participant are to be exercised with respect to a corporate matter or the Bylaws of Capital Corp. The company has made and in the future intends to make periodic contributions to the ESOP in amounts determined by the Board of Directors. It is anticipated that as contributions are made by Capital Corp, shares of Capital Corp's Common Stock will be acquired from time to time through open market purchases and privately negotiated transactions. Any effect on the market quotations of, or on the market in general for, Capital Corp's common stock which could result from the fact that the ESOP may make acquisitions of Capital Corp's shares in the future is not possible to determine in advance. The amount of contributions for the benefit of Mr. Hawker and Ms. Wix is included in the Summary Cash Compensation table in the column entitled "Other Annual Compensation."

401(k) PLAN

    The Board of Directors has established an employee profit sharing plan under
Section 401(k) of the Internal Revenue Code of 1986. The purpose of the employee profit sharing plan is to provide all eligible employees with supplemental income upon retirement and increase their proprietary interest in Capital Corp. Eligible employees may make contributions to the plan subject to the limitations of Section 401(k) of the Internal Revenue Code of 1986. The company provides a discretionary matching contribution equal to a percentage of the amount the employee elected to contribute. For the 1997 year, the Bank and Capital Corp provided a 25% matching contribution not to exceed 6% of the employee's salary, made payable in the form of Capital Corp common stock subject to the limitation of Section 401(k) of the Internal Revenue Code of 1986. The Plan trustees, consisting of members of Bank management, administer the Plan. The amount of contributions for the benefit of Mr. Hawker and Mrs. Wix is included in the Summary Cash Compensation table in the column entitled "Other Annual Compensation."

                            STOCK PERFORMANCE GRAPH

    The following graph compares the change on an annual basis in Capital Corp's cumulative total return on its common stock with (a) the change in the cumulative total return on the stocks included in the Nasdaq Composite Index for U.S. Companies and (b) the change in the cumulative total return on the stocks included in the SNL Securities "Western Bank Index," a peer industry group, assuming an initial investment of $100 on December 31, 1992. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. The common stock price performance shown below should not be viewed as being indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CAPITAL CORP OF THE WEST
TOTAL RETURN PERFORMANCE
      INDEX VALUE
                          CAPITAL CORP OF THE WEST   NASDAQ - TOTAL US    SNL WESTERN BANK INDEX
12/31/92                                    100.00               100.00                    100.00
12/31/93                                    131.24               114.80                    114.57
12/31/94                                    162.49               112.21                    113.43
12/31/95                                    183.27               158.70                    190.22
12/31/96                                    246.18               195.19                    270.43
12/31/97                                    335.19               239.53                    398.65

                         COMPENSATION COMMITTEE REPORT

    The following is the report of Capital Corp's Executive Committee with respect to compensation of executive officers of the company.

    The Executive Committee serves as the compensation committee for the Company. It is the duty of the Executive Committee to administer the Company's incentive program, benefits plans, stock option plan and long-term compensation programs. In addition, the Committee reviews the compensation levels of members of management, provides input on the performance of management and considers management succession and related matters.

    The Committee reviews the reasonableness of compensation paid to senior officers of the Company. In doing so, the members of the Committee review surveys from various sources in regards to compensation levels for those senior officers.

    The Company's Chief Executive Officer's base salary and other benefits for 1997 were based principally on the terms established under his employment agreement with the Company dated March 1, 1997 as described in the Company's proxy statement.

    The Company's incentive program is based upon the achievement of certain financial objectives. Those financial objectives are established by Management and approved by the Board of Directors prior to the start of the fiscal year. For the year 1997, the incentive program was based in part on the level of return on equity achieved by the Company excluding the impact of the Company's wholly owned real estate subsidiary. In addition for the senior officers of the Bank, incentive compensation levels were established based upon a series of multiple goals for the Company which included net interest margin, loan and deposit growth, a productivity target, certain loan quality targets and strategic planning objectives. The Committee also has the authority to provide additional incentive compensation based upon the Committee's overall assessment of the Company's performance and the individual officer's performance. In the case of the Company's Chief Executive Officer, the incentive compensation level is determined upon the basis of the Company's overall achievement of the financial objectives previously discussed as well as data provided in regards to the incentive awards provided to other CEOs of comparable institutions based upon surveys and other various studies and the Board of Directors' overall assessment of the performance of the Company's Chief Executive Officer.

    The granting of stock options is determined based upon the officer's responsibilities and relative position in the Company.

    No voting member of the Committee is a former or current officer of the Company or any of its subsidiaries. The Company's Chief Executive Officer is a non-voting member of the compensation committee.

                                          Lloyd H. Ahlem
                                          Jerry E. Callister
                                          John Fawcett
                                          Bertyl W. Johnson
                                          Thomas T. Hawker

INDEBTEDNESS OF MANAGEMENT

    Some of Capital Corp's directors and executive officers, as well as their immediate family, associates and companies in which they have a financial interest, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with these persons or entities in the future. In the opinion of the Bank's management, the Bank made all loans and commitments to lend included in such transactions in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons or entities of similar credit worthiness, and these loans do not involve more than a normal risk of collectibility or present other unfavorable features.

TRANSACTIONS WITH MANAGEMENT

    There are no other existing or proposed material transactions between Capital Corp and any of its directors, executive officers, nominees for election as a director, or the immediate family or associates of any of the foregoing persons except as follows:

    In accordance with its policies, Capital Corp obtains competitive bids for the kinds of products and services referred to above from independent parties before selecting a vendor of such products and services.

REPORTS REQUIRED UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires of each person (I) who owns more than 10% of any class of security which is registered or (ii) who is a director or an officer of the issuer of such security to file with the Securities and Exchange Commission certain reports regarding the beneficial ownership of such person of the registered security. Capital Corp has established a procedure to aid persons who are officers and directors of Capital Corp in timely filing reports required by the Exchange Act.

    The Board of Directors is required to disclose unreported filings from prior years of which the Board of Directors has knowledge. For the fiscal year of 1997 the Board is aware of the following inadvertent late transactions: Tom Van Groningen- late filing of Form 3 with respect to a nil transaction. Tapan Munroe-three late filings of Form 4 transactions totaling 1,100 shares; Jerry Callister- one late filing of Form 4 for transactions involving 105 shares.

CHANGE OF CONTROL

    Management is not aware of any arrangements, including the pledge by any person of shares of Capital Corp, the operation of which may at a subsequent date result in a change of control of Capital Corp.

SHAREHOLDER PROPOSALS

    Subject to regulations promulgated under the Exchange Act, proposals of shareholders intended to be presented at Capital Corp's 1998 Annual Meeting must be received by Capital Corp not later than December 12, 1998 in a form that complies with applicable regulations, to be included in the 1998 proxy statement. Shareholder proposals may not be included in the Proxy Statement for the 1999 Annual Meeting or presented at the shareholders meeting unless certain conditions are met. Shareholders proposals are subject to regulation under federal securities laws.

INDEPENDENT PUBLIC ACCOUNTANTS

    Management has selected KPMG Peat Marwick as the independent certified public accountants of Capital Corp for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick is expected to attend the Meeting. The representative will have the opportunity to make a statement, if desired, and is expected to be available to respond to shareholder inquires.

OTHER MATTERS

    The Board of Directors of Capital Corp know of no other matters which will be brought before the Meeting, but if such matters are properly presented, proxies solicited hereby relating to the Meeting will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting.

    IF ANY SHAREHOLDER WOULD LIKE A COPY OF CAPITAL CORP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, IT CAN BE OBTAINED WITHOUT CHARGE (EXCEPT FOR CERTAIN EXHIBITS) BY CONTACTING SHERI COMSTOCK, CORPORATE SECRETARY, CAPITAL CORP OF THE WEST, 550 WEST MAIN ST., P.O. BOX 351, MERCED, CALIFORNIA 95341-0351.

                           CAPITAL CORP OF THE WEST

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 1998

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 REVOCABLE PROXY

          The undersigned holder of common stock acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Corp of the West, a California corporation (the "Company"), and the accompanying Proxy Statement dated April 10, 1998, and revoking any proxy heretofore given, hereby constitutes and appoints Thomas T. Hawker and Janey E. Boyce, or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of the Company standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of the Shareholders of the Company to be held at Merced, California, on May 12, 1998, at 7:00 p.m. local time or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and more fully described in the Proxy Statement.

          1. Election of Directors. To vote for the election of the following persons as Class II Directors of the Company, to serve three-year terms or until their successors are elected and qualified:
Jack F. Cauwels, John D. Fawcett and Thomas T. Hawker.
-------------------------------------------------------

          [Instructions: To withhold a vote for one or more nominees, strike a line through that nominee's name above. To vote for all nominees except one whose name is struck, check "FOR" below. To vote against or withhold a vote as to all nominees, check "WITHHOLD" below.]

                          FOR                      WITHHOLD
                 --------                   -------

          2. Other Business. The proxies are authorized to vote in their discretion on such other business as may properly come before the Meeting or any adjournment thereof.

                        FOR                       AGAINST             ABSTAIN
                 -------                    ------              ------

          THE PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE. THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO CAPITAL CORP OF THE WEST, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE. IF OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

                                               SHAREHOLDER(S)


                              ------------------------------------------------
                                                (Signature)


                              ------------------------------------------------
                                                (Signature)


                              ------------------------------------------------
                              (Number of Common Shares)

                              Date                                      , 1998
                                  --------------------------------------

                              I/WE do ____ or do not ____ expect to attend this meeting.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

To assure a quorum, you are urged to date and sign this Proxy and mail it promptly in the enclosed envelop, which requires no additional postage if mailed in the United States or Canada.